SUBSIDIARIES OF WAUSAU-MOSINEE PAPER CORPORATION
                           January 20, 1998


 1.  Rhinelander Paper Company, Inc., a Wisconsin corporation

 2.  Wausau Papers Export Corporation, a Wisconsin corporation

 3. Wausau-Mosinee International, Inc., a U.S. Virgin Islands corporation

 4.  Wausau Papers of New Hampshire, Inc., a Delaware corporation

 5.  Wausau Papers Otis Mill Inc., a Delaware corporation

 6.  Mosinee Paper Corporation, a Wisconsin corporation

     Subsidiaries of Mosinee Paper Corporation:

           (a)  The Sorg Paper Company, an Ohio corporation

                (i) The Middletown Hydraulic Company, an Ohio corporation

           (b) Dickson Forest Products, Inc.<dagger>, a South Dakota corporation

           (c)  Mosinee Holdings, Inc., a Wisconsin corporation
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           (d)  Bay West Paper Corporation, a Wisconsin corporation

                <dagger>On January 11, 1986, substantially all the
                        assets of Dickson Forest Products, Inc. were sold.

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